UNIROYAL TECHNOLOGY CORPORATION

                                  EXHIBIT 21.1

                 Subsidiaries of Uniroyal Technology Corporation

         The following table sets forth, with respect to each subsidiary of the Company, the state of organization and the percentage of voting securities currently owned by the Company:

                                                                                Percentage of Voting Securities Directly or
Subsidiary Name                                     State of Organization             Indirectly Owned by the Company
---------------                                     ---------------------       -------------------------------------------
Uniroyal Compound Semiconductors, Inc. (formerly
  known as Uniroyal Optoelectronics, Inc.)                 Delaware                                 100%
Uniroyal Optoelectronics, LLC                              Delaware                                 (a)
Sterling Semiconductor, Inc.                               Delaware                                 (a)
NorLux Corp.                                               Delaware                                 (a)
Uniroyal Optoelectronics Service Corporation               Delaware                                 (a)
BayPlas7, Inc.                                             Delaware                                 100%
Uniroyal Engineered Products, LLC                          Delaware                                 (b)
Uniroyal Liability Management Company, Inc.                Delaware                                 69%
BayPlas2, Inc.                                             Delaware                                 (c)
UnitechNJ, Inc.                                            Delaware                                 100%
UnitechOH, Inc.                                            Delaware                                 100%
BayPlas3, Inc.                                             Delaware                                 100%
Uniroyal HPP Holdings, Inc.                                Delaware                                 100%
High Performance Plastics, Inc.                            Delaware                                 (d)


(a)      A wholly-owned subsidiary of Uniroyal Compound Semiconductors, Inc.

(b) Ownership is as follows: 98% owned by BayPlas7, Inc., 1% owned by Uniroyal Compound Semiconductors, Inc. and 1% owned by the Company.

(c)      A wholly-owned  subsidiary of Uniroyal  Liability  Management  Company,
         Inc.

(d)      A wholly-owned subsidiary of Uniroyal HPP Holdings, Inc.